EXHIBIT 10.3

AMENDMENT TO
TECHNOLOGY, TRANSFER, DISTRIBUTION AND LICENSING AGREEMENT
AND
STACK TECHNOLOGY TRANSFER AND LICENSE AGREEMENT

THISAMENDMENT TO THE TECHNOLOGY, TRANSFER, DISTRIBUTION AND LICENSING AGREEMENT AND STACK TECHNOLOGY TRANSFER AND LICENSE AGREEMENT (the “Amendment”), effective as of October 31, 2012 (the “Effective Date”), is by and between FuelCell Energy, Inc., a Delaware corporation having a place of business at 3 Great Pasture Rd., Danbury, CT 06813, U.S.A. (“FCE”) and POSCO Energy Co., Ltd. (formerly POSCO Power Co., Ltd.), a Korean corporation having a place of business at POSCO Center, 440 Teheran-ro, Gangnam-gu, Seoul, Korea (“POSCO Energy”), and amends that certain (i) Technology, Transfer, Distribution and Licensing Agreement, dated as of February 7, 2007, by and between FCE and POSCO Energy (“TTA”), and (ii) Stack Technology Transfer and License Agreement, dated as of October 27, 2009, by and between FCE and POSCO Energy (“STTA”).FCE and POSCO Energy may be referred to hereunder as the “Parties.” Capitalized terms used herein, but not defined herein, shall have the meanings given to them in the TTA and the STTA.
R E C I T A L S
WHEREAS, the Parties desire to amend the royalty provisions in the TTA and STTA,in accordance with the terms and conditions set forth below.
NOW, THEREFORE, in consideration of the foregoing, the promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Amendment of Article IV of the TTA. Article IV (Royalties) of the TTA is hereby revised by deleting 4.1% and replacing it with 3%.

2.	Amendment of Article IV of the STTA. Article IV (Royalties) of the STTA is hereby revised by deleting 4.1% and replacing it with 3%.

In conjunction with this amendment, POSCO Energy shall make a one-time payment of USD $8.0 million to be received by FCE on or before January 15, 2013. Such payment shall constitute full payment and relief of POSCO Energy of the above 1.1% reduction from any remaining Royalties due to FCE under Article IV of the TTA and Article IV of the STTA for the remaining terms of the TTA and STTA.

Except as set forth above, all other terms and conditions of the TTA and the STTA shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the Effective Date.

FUELCELL ENERGY, INC.

/s/ Arthur A. Bottone
Arthur A. Bottone
President & CEO
FuelCell Energy, Inc.

October 31, 2012

POSCO ENERGY CO., LTD.

/s/ ChangKwan Oh
ChangKwan Oh
President & CEO
POSCO Energy Co., LTD.

October 31, 2012